UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2015

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001‑35210	54‑1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive #325
Herndon, VA  20170
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (703) 865‑0700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2015, HC2 Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC (the “Underwriter”), relating to the issuance and sale of 7,350,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in a public offering (the “Firm Shares”). In addition, on November 5, 2015 the Underwriter exercised its option under the terms of the Underwriting Agreement to purchase an additional 1,102,500 shares of Common Stock from the Company (the “Option Shares”). The issuance and sale of the Firm Shares and the Option Shares pursuant to the Underwriting Agreement is referred to as the “Offering.” The total number of shares sold by the Company in the Offering pursuant to the Underwriting Agreement was 8,452,500 shares. The price to the public of the Common Stock in the Offering was $7.00 per share. The Underwriter agreed to purchase the Common Stock pursuant to the Underwriting Agreement at a price per share of $6.65. The Offering closed on November 9, 2015. The net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $54.3 million.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-207470) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 5.02	Compensatory Arrangements of Certain Officers

(e)

Anti-Dilution Adjustment Option Issuance

The Company filed a Form 8-K with the SEC on May 23, 2014 that disclosed, among other things, the grant of an option (the “Option”) to Philip Falcone, the President and Chief Executive Officer of the Company, to purchase 1,568,864 shares of Common Stock, at an exercise price of $4.56 per share. The number of shares for which the Option is exercisable and the exercise price of the Option are subject to adjustment for certain events, with the effect that at all times the Option as so adjusted will enable Mr. Falcone to purchase the same percentage ownership interest in the Company that the Option represented on its grant date. The Option contemplated that the anti-dilution adjustments would be in the form of additional options to be granted as of the date of the event requiring adjustment.

On October 26, 2014, the Company and Mr. Falcone reformed and clarified the Option (the “Option Clarification”) to clarify the operation of the anti-dilution provisions of the Option upon the issuance of rights, warrants, options, exchangeable securities or convertible securities entitling the holder thereof to subscribe for, purchase or otherwise acquire shares of the Company’s capital stock (each referred to as “Rights”). Specifically, pursuant to the terms of the Option Clarification, additional options granted to Mr. Falcone pursuant to the anti-dilution provisions upon the issuance of Rights (i) would have an exercise price equal to the greater of the fair market value of the Common Stock on the trading day immediately preceding the date of grant of the option or the price payable or deemed payable in respect of the applicable Common Stock upon the exercise or conversion of the Rights and (ii) would be exercisable as and to the extent the Rights are exercised or converted.

On November 9, 2015, the Company consummated the Offering. The Offering required the issuance of additional options pursuant to the anti-dilution provisions of the Option. On November 9, 2015, the Company issued an option to purchase 845,250 shares of Common Stock at an exercise price of $7.17 per share (“Additional Options”). The Additional Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Company on each vesting date, and with accelerated vesting upon the occurrence of specified events. The Additional Options expire on May 20, 2024.

Item 8.01	Other Information.

On November 4, 2015, the Company issued a press release announcing the pricing of the Offering. The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On November 5, 2015, the Company issued a press release announcing that the Underwriter had exercised its option to purchase the Option Shares. The press release announcing the Underwriter’s exercise of the option to purchase the Option Shares is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this Current Report that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws and should be evaluated as such. In accordance with the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995, this Current Report and associated press releases contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. These statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions, trading characteristics of the HC2 common stock, the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities, our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions, integrating financial reporting of acquired or target businesses, completing pending and future acquisitions, including our pending acquisition of United Teacher Associates Insurance Company and Continental General Insurance Company, and dispositions, litigation and other contingent liabilities and changes in regulations, taxes and risks that may affect the performance of the operating subsidiaries of HC2. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 4, 2015, by and among HC2 Holdings, Inc. and Jefferies LLC.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on November 4, 2015

99.2	Press release issued by the Company on November 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

Dated: November 9, 2015	By:	/s/ Michael Sena
Name: Michael Sena Title: Chief Financial Officer
(Principal Financial and Accounting Officer)